SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 25, 2008
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 25, 2008, Leap Wireless International, Inc., a Delaware corporation (the “Company,” “we” or “us”), completed the closing of the sale of $250,000,000 aggregate principal amount of unsecured 4.50% Convertible Senior Notes due 2014 (the “Notes”). The Notes and the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued by the Company in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act, pursuant to an Indenture, dated as of June 25, 2008 (the “Indenture”), between the Company and Wells Fargo Bank, N.A., as trustee, which governs the terms of the Notes. A copy of the Indenture, which includes the form of Note, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
     We intend to use the net proceeds of this offering, which are estimated to be approximately $241.8 million after deducting estimated discounts, commissions and offering expenses, for working capital and other general corporate purposes, including the build-out of new markets, expansion of our footprint in our existing markets and the development of our broadband initiative. Pending application of the net proceeds, we will invest the net proceeds in short-term, investment-grade, interest-bearing securities.
     A brief description of the terms of the Notes follows:
     Interest. The Notes will bear interest at a rate of 4.50% per year, payable semiannually in arrears in cash on January 15 and July 15 of each year, beginning on January 15, 2009. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding January 1 and July 1. Holders of the Notes will be entitled to additional interest on the Notes under certain circumstances pursuant to the terms of the Registration Rights Agreement (discussed below), which will be paid, if applicable, on the same dates as interest on the Notes.
     Maturity. The Notes will mature on July 15, 2014, unless earlier repurchased or converted.
     Ranking. The Notes are our general unsecured obligations and will rank equal in right of payment to all of our other senior unsecured indebtedness we may incur in the future, senior in right of payment to any contractually subordinated indebtedness and effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the collateral securing such indebtedness. Our obligations under the Notes will not be guaranteed by, and will be effectively subordinated in right of payment to, all existing and future obligations of our subsidiaries.
     Conversion. Holders may convert their Notes into a number of shares of Common Stock determined as set forth in the Indenture (referred to as the “conversion rate”) at their option on any day to and including the third scheduled trading day prior to the maturity date of the Notes, July 15, 2014. If, at the time of conversion, the applicable stock price of the Common Stock is less than or equal to approximately $93.21 per share (referred to as the “base conversion price”), the Notes will be convertible into 10.7290 shares of Common Stock per $1,000 principal amount of the Notes (referred to as the “base conversion rate”), subject to adjustment upon the occurrence of certain events. If, at the time of conversion, the applicable stock price of the Common Stock exceeds the base conversion price, the conversion rate will be determined pursuant to a formula based on the base conversion rate and an incremental share factor or 8.3150 shares per $1,000 principal amount of Notes, subject to adjustment, as set forth in the Indenture. The conversion rate is subject to adjustment in some events but will not be adjusted for accrued interest. In addition, if a “make-whole fundamental change” (as defined in the Indenture) occurs prior to the maturity date, the Company will in some cases increase the conversion rate for a holder of Notes that elects to convert its Notes in connection with such make-whole fundamental change.
     Right to Repurchase Upon a Fundamental Change. Subject to certain exceptions, if the Company undergoes a “fundamental change” (as defined in the Indenture) holders of the Notes will have the option to require the Company to repurchase all or any portion of their Notes. The fundamental change repurchase price will be 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest (including additional interest), if any, up to but excluding the fundamental change repurchase date. The Company will pay cash for all Notes so repurchased.

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     Redemption. The Company may not redeem the Notes prior to maturity.
     Covenants. Neither the Company nor any of our subsidiaries are subject to any financial covenants under the Indenture. In addition, neither the Company nor any of our subsidiaries are restricted under the Indenture from incurring debt, paying dividends or issuing or repurchasing our securities.
     Events of Default. Subject to the terms and conditions of the Indenture, each of the following, among other events, constitutes an event of default under the Indenture: (a) the Company’s failure to pay interest (including additional interest) or principal on the Notes when due; (b) the Company’s failure to comply with its obligation to convert the Notes upon exercise of a holder’s conversion right; (c) the Company’s failure to comply with certain covenants in the Indenture; (d) the default by the Company or any of its significant subsidiaries under any mortgage, agreement or other instrument evidencing indebtedness in excess of $25.0 million either at maturity, upon required repurchase or otherwise, or where such default has not been discharged in full or rescinded or annulled within 30 days; (e) the Company’s failure to satisfy certain final judgments when due; and (f) certain bankruptcy events. Upon the occurrence of an event of default under the Indenture, the principal and accrued interest under the Notes then outstanding may be declared due and payable in the circumstances set forth in the Indenture.
     Securities Laws. The Notes were issued through a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes have not been registered under the Securities Act, are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to the public generally to subscribe for or otherwise acquire the Notes.
     In connection with the sale of the Notes, on June 25, 2008, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers. Under the Registration Rights Agreement, the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission covering the resale of the Notes and the Common Stock issuable upon conversion of the Notes in certain circumstances. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.
     The foregoing summaries of the Indenture, the Notes and the Registration Rights Agreement are qualified in their entirety by the terms of the Indenture, the form of Note and the Registration Rights Agreement, as applicable, each of which is attached as an exhibit hereto and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 above is hereby incorporated by reference in this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
     The information contained in Item 1.01 above is hereby incorporated by reference in this Item 3.02.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of June 25, 2008, between the Company and Wells Fargo Bank, N.A., as trustee (including form of 4.50% Convertible Senior Note due 2014)

4.2	Registration Rights Agreement, dated as of June 25, 2008, between the Company and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: June 30, 2008	By	/s/ Robert J. Irving Jr.
		Name:	Robert J. Irving Jr.
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of June 25, 2008, between the Company and Wells Fargo Bank, N.A., as trustee (including form of 4.50% Convertible Senior Note due 2014)

4.2	Registration Rights Agreement, dated as of June 25, 2008, between the Company and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers